Exhibit 10.13

TRANE TECHNOLOGIES PLC DIRECTOR DEFERRED COMPENSATION
AND STOCK AWARD PLAN

[As Amended and Restated Effective March 2, 2020]

(1)

3.1    Participation and Deferral Election. Non-employee Directors may elect to participate in the Plan for a given Plan Year by filing a completed Election Form for the Plan Year in the manner prescribed by the Secretary of the Company. The Election Form must specify the percentage or dollar amount of any Deferral Amount otherwise payable during such Plan Year that will be deferred under the Plan. Notwithstanding anything to the contrary, at the Non-employee Director’s direction, an election to participate in the Plan for a given Plan Year may continue from Plan Year to Plan Year unless a written request to modify or terminate that election for a subsequent period is submitted to the Secretary of the Company on or before the date 15 days prior to the beginning of the subsequent Plan Year. Any election to defer a Deferral Amount is irrevocable upon the filing of the Election Form, and must be properly completed and filed no later than the November 30 immediately preceding such Plan Year, or, with respect to a new Non-employee Director, before the effective date of his or her election to the Board, or such other date as the Secretary of the Company may specify. A Non-employee Director who fails to file a properly completed Election Form by such date will be ineligible to defer a Deferral Amount under the Plan for the following Plan Year. In addition, the Company may establish from time to time such other enrollment requirements as it determines are necessary or proper.
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3.2    Investment Election. In accordance with procedures established by the Company, prior to the time a Participant’s Deferral Amounts are credited to a Participant’s Deferral Account pursuant to Section 5.1, the Participant shall designate, on an Election Form, the types of investment options in which the Participant’s Deferral Amounts will be deemed to be invested for purposes of determining the amount of earnings to be credited to the Participant’s Deferral Account and, with respect to Deferral Amounts that are designated by the Participant to be deemed to be invested in TT Stock, the TT Stock Account.
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SECTION 4 VESTING	5
4.1 Deferral Amounts. A Participant shall be fully vested in his or her Deferral Account.	5
4.2 Supplemental Contributions. A Participant shall vest in his or her Supplemental Contribution Account on the earliest of: (i) the fifth anniversary of the date the Supplemental Contribution is credited to the Participant’s Supplemental Contribution Account; (ii) the date of the Participant’s cessation of service on the Board by reason of Retirement or death; (iii) a Change in Control pursuant to Section 6.4; or (iv) a termination of the Plan pursuant to Section 8.2.	5
4.3 Conversion Account. A Participant shall be fully vested in his or her Conversion Account.	5
4.4 Deferred TT Stock Award Account. A Participant shall be fully vested in his or her Deferred TT Stock Award Account.	5
SECTION 5 ACCOUNTS AND VALUATIONS	5
(2)

5.1 Deferral Accounts. The Company shall establish and maintain a separate Deferral Account for each Participant for each Plan Year. All Deferral Amounts, other than Deferral Amounts that are deemed, at the Participant’s election, to be invested in TT Stock shall be credited to the Participant’s Deferral Account on the date when the Deferral Amount would otherwise be paid to the Participant. All Deferral Amounts that are deemed, at the Participant’s election, to be invested in TT Stock shall be credited to the Participant’s TT Stock Account as described in Section 5.3.	5
5.2    Supplemental Contribution Accounts. The Company shall establish and maintain a separate Supplemental Contribution Account for each Plan Year for each Participant who receives a Supplemental Contribution for such Plan Year. All Supplemental Contributions shall be credited to the Participant’s Supplemental Contribution Account on the same date that the Participant’s Deferral Amount for which the Supplemental Contribution is being made is credited to the Participant’s Deferral Account pursuant to Section 5.1. All of a Participant’s Supplemental Contributions shall be deemed to be invested in, and shall remain deemed to be invested in, TT Stock in the Participant’s Supplemental Contribution Account until such amounts are distributed from the Plan.
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5.3    TT Stock Accounts. The Company shall establish and maintain a separate TT Stock Account for each Plan Year for each Participant who elects to have all or a portion of his or her Deferral Amounts for such Plan Year invested in TT Stock. All Deferral Amounts that are deemed, at the Participant’s election, to be invested in TT Stock shall be credited to the Participant’s TT Stock Account on the date when the Deferral Amount would otherwise be paid to the Participant. Notwithstanding anything to the contrary, TT Stock credited to a Participant’s TT Stock Account may not be designated by the Participant to be deemed to be invested in any other investment option and shall remain invested in TT Stock in such TT Stock Account until distributed from the Plan. A Participant’s TT Stock Accounts shall be credited as follows:
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5.4 Deferred TT Stock Award Amount. For periods before July 1, 2003, each Non-employee Director shall receive an annual award on the date of the first Board meeting after each annual meeting of shareholders in the form of a promise by the Company to deliver 600 shares of TT Stock, or such other amount as may from time to time be established by resolution of the Board. Annual awards of shares of TT Stock shall be credited to the Deferred TT Stock Award Account of each Non-employee Director.	7
5.5 Deferred Amounts upon Termination of the Retirement Plan. The shares of TT Stock credited to the deferred compensation accounts (such crediting having occurred prior to the Plan’s amendment and restatement effective January 1, 2001) of the Non-employee Directors pursuant to the resolutions adopted by the Board on November 6, 1996, with respect to the elimination of retirement payments to Non-employee Directors shall be credited to the Deferred TT Stock Award Account of each Non-Employee Director as of January 1, 2001.	8
(3)

5.6    Conversion of Deferred Compensation Account Balances. A Non-employee Director’s cash balance in the deferred compensation program as of December 31, 1996 was transferred to an equivalent balance in the Plan as of January 1, 1997. Such balance was equal to the number of shares of TT Stock, including fractions, which could have been purchased with such cash account balance on January 2, 1997 at the mean of the high and low prices of a share of TT Stock on the New York Stock Exchange - Composite Tape on such date, provided that if no sales of shares of TT Stock were made on the New York Stock Exchange on that date, the mean of the high and low prices reported for the preceding day on which sales of shares of TT Stock were made on the New York Stock Exchange.
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5.7 Valuation of Account Balance in Event of Change in Control. In the event of a Change in Control pursuant to Section 6.4, the value of each TT Stock unit deemed to be invested in each TT Stock Account, Supplemental Contribution Account, Conversion Account and Deferred TT Stock Award Account shall be equal to the highest Fair Market Value (as such term is defined in the Company’s Incentive Stock Plan of 1998) of one share of TT Stock during the 60 days preceding the date on which the Change in Control occurs.	8
5.8    Changes in Capitalization. If there is any change in the number or class of shares of TT Stock through the declaration of a stock dividend or other extraordinary dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares or in the event of similar corporate transactions, the units in each Participant’s TT Stock Account, Supplemental Contribution Account, Conversion Account and Deferred TT Stock Award Account shall be equitably adjusted to reflect any such change in the number or class of issued shares of TT Stock or to reflect such similar corporate transaction.
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5.9    Accounts are Bookkeeping Entries. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the investment options, including TT Stock, are to be used for measurement purposes only, and a Participant’s election of any such investment option, the allocation to his or her Account Balances thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balances shall not be considered or construed in any manner as an actual investment in any such investment option. In the event that the Company or the trustee of the Trust, in its own discretion, decides to invest funds in any or all of the investment options, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balances shall at all times be a bookkeeping entry only and shall not represent any investment made on the Participant’s behalf by the Company or the Trust. The Participant shall at all times remain an unsecured creditor of the Company.
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5.10 Mandatory Fee Deferral. Effective July 1, 2003, on each TT Stock quarterly dividend payment date a portion of each Non-employee Director’s Fees equal to $15,000, or such other amount as may from time to time be established by resolution of the Board, shall be deferred and credited to the Deferred TT Stock Award Account of each Non-employee Director.	9
(4)

SECTION 6 DISTRIBUTION OF ACCOUNTS	10
6.1    Termination, Retirement and Death. A Participant who terminates as a member of the Board, reaches Retirement or dies shall be paid his or her vested Account Balances (and after his or her death to his or her Beneficiary) in annual installments over ten (10) years beginning as soon as administratively practicable in the year following the Participant’s termination, Retirement or death unless an optional form of benefit payment is elected in accordance with the next sentence. For each Plan Year’s Account Balance the Participant may elect an optional form of benefit payment from among the following:
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6.2    Scheduled Distributions. A Participant may elect, on an Election Form, to receive a distribution of all or a portion of his or her Deferral Account and TT Stock Account with respect to a Plan Year(s) while still a Non-employee Director. A Participant’s election for a distribution under this Section shall be permitted only if the distribution date has been specified on an original Election Form timely filed by the Participant under Section 3.1, and such distribution date (in the event of a lump sum) or the date of commencement of such distribution (in the event of annual installments) is no earlier than two (2) years from the last day of the Plan Year for which the portion of the Deferral Account and TT Stock Account to be distributed was actually deferred. A Participant may elect, on an Election Form, to extend the date for any distribution under this Section with respect to any Plan Year, provided such election occurs at least one year before the date of distribution most recently elected for that Plan Year by the Participant and the extension is for a period of not less than two (2) years after the date of distribution most recently elected for that Plan Year by the Participant. The Participant shall have the right to extend the date for any distribution under this Section for a Plan Year twice.
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6.3 Form of Payments. All amounts in a Participant’s Deferral Account and payable to a Participant or Beneficiary under the Plan shall be paid in cash. All amounts in a Participant’s Conversion Account, Supplemental Contribution Account, Deferred TT Stock Award Account, and TT Stock Account and payable to a Participant or Beneficiary under the Plan shall be paid in TT Stock; except that, with respect to any fractional share, such fractional share shall be paid in cash.	11
6.4 Change in Control. In the event of a Change in Control, as defined in this Section, all Account Balances shall be valued pursuant to Section 5.7, and shall be distributed in a lump sum within forty five (45) days following the Change in Control.	11
6.5 Taxes; Withholding. To the extent required by law, the Company, or the trustee of the Trust, shall withhold from payments made hereunder an amount equal to at least the minimum taxes required to be withheld by the federal or any state or local government. The amount to be withheld and the manner in which amounts shall be withheld shall be determined in the sole discretion of the Company or the trustee of the Trust.	13
(5)

SECTION 7 BENEFICIARY DESIGNATION	13
SECTION 8 AMENDMENT AND TERMINATION OF PLAN	14
8.1 Amendment. The Plan may, at any time and from time to time, be amended without the consent of any Participant or Beneficiary, by the Board (or an authorized Committee of the Board); provided, however, that no amendment shall reduce any benefits accrued under the terms of the Plan prior to the date of amendment.	14
8.2 Termination of Plan.	14
SECTION 9 MISCELLANEOUS	14
9.1    Unsecured General Creditor. Benefits under the Plan shall be payable by the Company out of its general funds. The Company shall have the right to establish a reserve or make any investment for the purposes of satisfying its obligations hereunder for payment of benefits at its discretion, provided, however, that no Participant or Beneficiary shall have any interest in such investment or reserve. To the extent that any person acquires a right to receive benefits under this Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the crediting of units to the Participant’s TT Stock Account, Supplemental Contribution Account, Conversion Account or Deferred TT Stock Award Account, except at such time as distribution is actually made from the Participant’s TT Stock Account, Supplemental Contribution Account, Conversion Account or Deferred TT Stock Award Account, as applicable.
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9.2    Entire Agreement; Successors. The Plan, including the Election Form and any subsequently adopted amendments to the Plan or Election Form, shall constitute the entire agreement or contract between the Company and any Participant regarding this Plan. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the Company and any Participant relating to the subject, matter hereof, other than those set forth herein. This Plan and any amendment hereof shall be binding on the Company and the Participants and, their respective heirs, administrators, trustees, successors and assigns, including but not limited to, any successors of the Company by merger, consolidation or otherwise by operation of law, and on all designated Beneficiaries of the Participant.
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9.3 Non-Assignability. To the extent permitted by law, the right of any Participant or any Beneficiary in any benefit hereunder shall not be subject to attachment or any other legal process for the debts of such Participant or Beneficiary; nor shall any such benefit be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.	15
(6)

9.4 Authorization and Source of Shares. Shares of TT Stock necessary to meet the obligations of the Plan were initially reserved and authorized pursuant to resolutions adopted by the Board of Trane Technologies Company LLC or its predecessor on December 4, 1996, and additional shares of TT Stock shall be reserved and authorized for delivery under the Plan from time to time. These shares of TT Stock may be provided from newly-issued or treasury shares.	15
9.5 Singular and Plural. As the context may require, the singular may be read as the plural and the plural as the singular.	15
9.6 Captions. The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.	15
9.7 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of New Jersey.	15
9.8 Severability. If any provisions of this Plan shall, to any extent, be invalid or unenforceable, the remainder of this Plan shall not be affected thereby, and each provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.	15

(7)

Trane Technologies plc Director Deferred Compensation and Stock Award Plan
As Amended and Restated Effective March 2, 2020
SECTION 1
STATEMENT OF PURPOSE

The purpose of the Trane Technologies plc Director Deferred Compensation and Stock Award Plan (the “Plan”) is to further increase the mutuality of interest between the Company, its non-employee members of the Board (“Non-employee Directors”) and shareholders by providing its Non-employee Directors the opportunity to elect to defer receipt of cash compensation. The Plan, originally known as the Ingersoll-Rand Company Directors Deferred Compensation and Stock Award Plan and subsequently known as the IR-plc Director Deferred Compensation and Stock Award Plan, became effective on January 1, 1997, was amended and restated effective January 1, 2001, was subsequently amended as of December 21, 2001, was again amended and restated effective August 1, 2007, January 1, 2009, and July 1, 2009. This further amendment and restatement is intended to reflect the transactions and name changes described below effective March 2, 2020.
Notwithstanding any other provision of the Plan to the contrary (including any election made by any Participant under the Plan), (i) no amount shall be deferred under the Plan if, pursuant to the effective date rules of Section 885(d) of the American Jobs Creation Act of 2004, Q&A-16 of IRS Notice 2005-1, and Treasury Regulations section 1.409A-6(a), such amount would be subject to Section 409A of the Internal Revenue Code of 1986, as amended (a “Non-Grandfathered New Deferral Amount”), and (ii) any amount previously deferred under the Plan that, pursuant to the effective date rules of Section 885(d) of the American Jobs Creation Act of 2004, Q&A-16 of IRS Notice 2005-1, and Treasury Regulations section 1.409A-6(a), is subject to Section 409A of the Internal Revenue Code of 1986, as amended (a “Non-Grandfathered Prior Deferral Amount”) shall no longer be credited or payable under the Plan after December 31, 2004. Any Non-Grandfathered New Deferral Amount shall instead be deferred under the Trane Technologies plc Director Deferred Compensation and Stock Award Plan II, and any Non-Grandfathered Prior Deferral Amount shall instead be credited under the Trane Technologies plc Director Deferred Compensation and Stock Award Plan II, as and to the extent provided under the terms of Trane Technologies plc Director Deferred Compensation and Stock Award Plan II.
Effective February 29, 2020, Ingersoll-Rand plc spun off all shares of common stock of its wholly owned subsidiary, Ingersoll-Rand U.S. HoldCo, Inc., to shareholders of Ingersoll-Rand plc, followed by the merger of Ingersoll-Rand U.S. HoldCo, Inc. into a wholly owned subsidiary of Gardner Denver Holdings, Inc. (the “RMT Transaction”).
Effective March 2, 2020, Ingersoll-Rand plc changed its name to Trane Technologies plc, and the names of other entities in the Trane Technologies controlled group, certain committees and certain benefit plans changed thereafter to reflect the new Trane Technologies name. As a result of an internal corporate restructuring, Trane Technologies Company LLC succeeded to substantially all of the assets and liabilities of Ingersoll-Rand Company effective May 1, 2020, and the Plan became known as the Trane Technologies plc Director Deferred Compensation Plan, effective March 2, 2020.
SECTION 2
DEFINITIONS
2.1 “Account Balance” means, for each Plan Year, a credit on the records of the Company equal to the sum of the value of a Participant’s Conversion Account, Deferral Account, Deferred TT Stock Award Account, Supplemental Contribution Account and TT Stock Account for such Plan Year. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or to the Participant’s designated Beneficiary, pursuant to the Plan.
2.2 “Beneficiary” means the person or persons designated as such in accordance with Section 7.
2.3 “Beneficiary Designation Form” means the form established from time to time by the Company that a Participant completes and returns to the Secretary of the Company to designate one or more Beneficiaries.
2.4 “Board” means the Board of Directors of the Company (or if the Company is a subsidiary of any other company, of the ultimate parent company).
2.5 “Company” means Trane Technologies plc, an Irish company. For periods prior to March 2, 2020 “Company” means Ingersoll-Rand plc, an Irish company. References to Trane Technologies entities or plans include such entities or plans prior to any name change, e.g., references to the Trane Technologies plc include Ingersoll-Rand plc.
2.6 “Conversion Account” means the sum of all of the shares of TT Stock credited to a Participant pursuant to Section 5.6.
2.7 “Deferral Account” means, for each Plan Year, (i) the sum of all of a Participant’s Deferral Amounts (other than amounts deferred pursuant to Section 5.10), plus (ii) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or to the Participant’s Beneficiary pursuant to the Plan that relate to the Participant’s Deferral Account.
2.8 “Deferral Amount” means the amount of Fees actually deferred under the Plan by the Participant pursuant to Section 3.1 and the amount of Fees automatically deferred pursuant to Section 5.10 for any one Plan Year.
2.9 “Deferred TT Stock Award Account” means, for each Plan Year, the sum of all of a Participant’s deferred stock award amounts pursuant to Section 5.4, deferred amounts upon termination of the retirement plan pursuant to Section 5.5 and deferred amounts pursuant to Section 5.10.

2.10 “Effective Time” means the Effective Time as such term is defined in the Merger Agreement.
2.11 “Election Form” means the form or forms established from time to time by the Company that a Participant completes, signs and returns to the Secretary of the Company to make an election under the Plan. An Election Form also includes any other method approved by the Company that a Participant may use to make an election under the Plan. The terms and conditions specified in the Election Form(s) are incorporated by reference herein and form a part of the Plan. If there is a conflict between the Election Form and the Plan, the terms of the Plan shall control and govern.
2.12 “Fees” means retainer and meeting fees payable to Non-employee Directors.
2.13 “Investment Option Subaccounts” means the separate subaccounts, each of which corresponds to an investment option elected by the Participant with respect to a Participant’s Deferral Accounts.
2.14 “Merger Agreement” means that certain Agreement and Plan of Merger among Ingersoll-Rand Company, Ingersoll-Rand Company Limited, and IR Merger Corporation dated as of October 31, 2001, pursuant to which Ingersoll-Rand Company became an indirect wholly-owned subsidiary of Ingersoll-Rand Company Limited.
2.15 “Participant” means a Non-employee Director participating in the Plan in accordance with the provisions of Section 3.
2.16 “Plan Year” means a calendar year.
2.17 “Retirement” means retirement in accordance with the Board’s retirement policy for Non-employee Directors.
2.18 “Return” means, for each investment option, an amount equal to the net investment return (including changes in value and distributions) for each such investment option during each business day.
2.19 “Supplemental Contribution” means an additional amount to be credited to a Participant’s Supplemental Contribution Account equal to twenty percent (20%) of the Participant’s Fees that are deferred under Section 3.1 of the Plan for a Plan Year by the Participant and is, at the time of making the deferral election, elected to be invested in the Participant’s TT Stock Account.
2.20 “Supplemental Contribution Account” means, for each Plan Year, (i) the sum of all of a Participant’s Supplemental Contributions, plus (ii) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant’s Supplemental Contribution Account, less (iii) all distributions made to the Participant or to the Participant’s Beneficiary pursuant to the Plan that relate to the Participant’s Supplemental Contribution Account.

2.21 “Trust” means the Trane Technologies Company LLC Deferred Compensation Trust Agreement, dated as of January 1, 2001 between the Company and the trustee named therein, as amended from time to time.
2.22 “TT Stock” means the ordinary shares, par value $1.00 per share, of the Company or its predecessor, as applicable.
2.23 “TT Stock Account” means, for each Plan Year, (i) the sum of all of a Participant’s Deferral Amounts that are deemed to be invested in TT Stock, plus (ii) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant’s TT Stock Account, less (iii) all distributions made to the Participant or to the Participant’s Beneficiary pursuant to the Plan that relate to the Participant’s TT Stock Account.
SECTION 3
PARTICIPATION, DEFERRAL ELECTION AND INVESTMENT ELECTION
3.1 Participation and Deferral Election. Non-employee Directors may elect to participate in the Plan for a given Plan Year by filing a completed Election Form for the Plan Year in the manner prescribed by the Secretary of the Company. The Election Form must specify the percentage or dollar amount of any Deferral Amount otherwise payable during such Plan Year that will be deferred under the Plan. Notwithstanding anything to the contrary, at the Non-employee Director’s direction, an election to participate in the Plan for a given Plan Year may continue from Plan Year to Plan Year unless a written request to modify or terminate that election for a subsequent period is submitted to the Secretary of the Company on or before the date 15 days prior to the beginning of the subsequent Plan Year. Any election to defer a Deferral Amount is irrevocable upon the filing of the Election Form, and must be properly completed and filed no later than the November 30 immediately preceding such Plan Year, or, with respect to a new Non-employee Director, before the effective date of his or her election to the Board, or such other date as the Secretary of the Company may specify. A Non-employee Director who fails to file a properly completed Election Form by such date will be ineligible to defer a Deferral Amount under the Plan for the following Plan Year. In addition, the Company may establish from time to time such other enrollment requirements as it determines are necessary or proper.
If the Company determines in good faith that a Participant no longer qualifies as a Non-employee Director, the Company shall have the right to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant’s membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant’s then vested Account Balances and terminate the Participant’s participation in the Plan.
3.2 Investment Election. In accordance with procedures established by the Company, prior to the time a Participant’s Deferral Amounts are credited to a Participant’s Deferral Account pursuant to Section 5.1, the Participant shall designate, on an Election Form, the types of investment options in which the Participant’s Deferral Amounts will be deemed to be invested for purposes of determining the amount of earnings to be credited to the Participant’s Deferral Account and, with respect to Deferral Amounts that are designated by the Participant to be deemed to be invested in TT Stock, the TT Stock Account.
Subject to Section 5.3, in making the designations pursuant to this Section, the Participant may specify that all or any portion of the Participant’s Deferral Amount be deemed to be invested, in whole percentage increments, in one or more of the types of investment options provided under the Plan. A Participant may change the designation made under this Section with respect to prior and/or future Deferral Amounts by filing an Election Form no later than the time specified by the Secretary of the Company, to be effective as of the first business day of the following month. If a Participant fails to elect a type of investment option under this Section, he or she shall be deemed to have elected the investment option designated by the Company as the default investment option.
SECTION 4
VESTING
4.1 Deferral Amounts. A Participant shall be fully vested in his or her Deferral Account.
4.2 Supplemental Contributions. A Participant shall vest in his or her Supplemental Contribution Account on the earliest of: (i) the fifth anniversary of the date the Supplemental Contribution is credited to the Participant’s Supplemental Contribution Account; (ii) the date of the Participant’s cessation of service on the Board by reason of Retirement or death; (iii) a Change in Control pursuant to Section 6.4; or (iv) a termination of the Plan pursuant to Section 8.2.
4.3 Conversion Account. A Participant shall be fully vested in his or her Conversion Account.
4.4 Deferred TT Stock Award Account. A Participant shall be fully vested in his or her Deferred TT Stock Award Account.
SECTION 5
ACCOUNTS AND VALUATIONS
5.1 Deferral Accounts. The Company shall establish and maintain a separate Deferral Account for each Participant for each Plan Year. All Deferral Amounts, other than Deferral Amounts that are deemed, at the Participant’s election, to be invested in TT Stock shall be credited to the Participant’s Deferral Account on the date when the Deferral Amount would otherwise be paid to the Participant. All Deferral Amounts that are deemed, at the Participant’s election, to be invested in TT Stock shall be credited to the Participant’s TT Stock Account as described in Section 5.3.
Each Participant’s Deferral Accounts shall be divided into Investment Option Subaccounts. A Participant’s Deferral Accounts shall be credited as follows:

On the day a Deferral Amount is credited to a Participant’s Deferral Account, the Administrative Committee shall credit the Investment Option Subaccounts of the Participant’s Deferral Account with an amount equal to the Participant’s Deferral Amount in accordance with the Participant’s Election Form; that is, the portion of the Participant’s Deferral Amount that the Participant has elected to be deemed to be invested in a certain type of investment option shall be credited to the Investment Option Subaccount corresponding to that investment option, and
Each business day, each Investment Option Subaccount of a Participant’s Deferral Account shall be adjusted for earnings or losses in an amount equal to that determined by multiplying the balance credited to such Investment Option Subaccount as of the prior day plus contributions credited that day to the Investment Option Subaccount by the Return for the corresponding investment option selected by the Company.
5.2 Supplemental Contribution Accounts. The Company shall establish and maintain a separate Supplemental Contribution Account for each Plan Year for each Participant who receives a Supplemental Contribution for such Plan Year. All Supplemental Contributions shall be credited to the Participant’s Supplemental Contribution Account on the same date that the Participant’s Deferral Amount for which the Supplemental Contribution is being made is credited to the Participant’s Deferral Account pursuant to Section 5.1. All of a Participant’s Supplemental Contributions shall be deemed to be invested in, and shall remain deemed to be invested in, TT Stock in the Participant’s Supplemental Contribution Account until such amounts are distributed from the Plan.
All Supplemental Contributions shall initially be credited to a Participant’s Supplemental Contribution Account in units or fractional units of TT Stock. The value of each unit shall be determined each business day and shall equal the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape. On each date that Supplemental Contributions are credited to a Participant’s Supplemental Contribution Account, the number of units to be credited shall be determined by dividing the number of units by the value of a unit on such date.
Dividends paid on TT Stock shall be reflected in a Participant’s Supplemental Contribution Account by the crediting of additional units or fractional units. Such additional units or fractional units shall equal the value of the dividends based upon the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape on the date such dividends are paid.
5.3 TT Stock Accounts. The Company shall establish and maintain a separate TT Stock Account for each Plan Year for each Participant who elects to have all or a portion of his or her Deferral Amounts for such Plan Year invested in TT Stock. All Deferral Amounts that are deemed, at the Participant’s election, to be invested in TT Stock shall be credited to the Participant’s TT Stock Account on the date when the Deferral Amount would otherwise be paid to the Participant. Notwithstanding anything to the contrary, TT Stock credited to a Participant’s TT Stock Account may not be designated by the Participant to be deemed to be invested in any other investment option and shall remain invested in TT Stock in such TT

Stock Account until distributed from the Plan. A Participant’s TT Stock Accounts shall be credited as follows:
(a) On the day a Deferral Amount is credited to a Participant’s TT Stock Account, the Company shall credit the TT Stock Account with an amount equal to the Participant’s Deferral Amount.
(b) All Deferral Amounts deemed to be invested in TT Stock in accordance with the Participant’s Election Form shall be credited to a Participant’s TT Stock Account in units or fractional units. The value of each unit shall be determined each business day and shall equal the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape. On each date that Deferral Amounts are credited to the Participant’s TT Stock Account, the number of units to be credited shall be determined by dividing the amount of such Deferral Amounts by the value of a unit on such date.
Dividends paid on TT Stock shall be reflected in a Participant’s TT Stock Account by the crediting of additional units or fractional units. Such additional units or fractional units shall equal the value of the dividends based upon the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape on the date such dividends are paid.
5.4 Deferred TT Stock Award Amount. For periods before July 1, 2003, each Non-employee Director shall receive an annual award on the date of the first Board meeting after each annual meeting of shareholders in the form of a promise by the Company to deliver 600 shares of TT Stock, or such other amount as may from time to time be established by resolution of the Board. Annual awards of shares of TT Stock shall be credited to the Deferred TT Stock Award Account of each Non-employee Director.
A Participant’s Deferred TT Stock Award Accounts shall be credited as follows:
(a) On the day an annual award of TT Stock is credited to a Participant’s Deferred TT Stock Award Account, the Company shall credit the Deferred TT Stock Award Account with an amount equal to the Participant’s annual award of TT Stock.
(b) All awards of TT Stock pursuant to this Section and amounts credited pursuant to Section 5.5 shall be credited to a Participant’s Deferred TT Stock Award Account in units or fractional units. The value of each unit shall be determined each business day and shall equal the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape. On each date that awards of TT Stock are credited to the Participant’s Deferred TT Stock Award Account, the number of units to be credited shall be determined by dividing the amount of such TT Stock awarded by the value of a unit on such date.
Dividends paid on TT Stock shall be reflected in a Participant’s Deferred TT Stock Award Account by the crediting of additional units or fractional units. Such additional units or fractional units shall equal the value of the dividends based upon the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape on the date such dividends are paid.
5.5 Deferred Amounts upon Termination of the Retirement Plan. The shares of TT Stock credited to the deferred compensation accounts (such crediting having occurred prior to the Plan’s amendment and restatement effective January 1, 2001) of the Non-employee Directors pursuant to the resolutions adopted by the Board on November 6, 1996, with respect to the elimination of retirement payments to Non-employee Directors shall be credited to the Deferred TT Stock Award Account of each Non-Employee Director as of January 1, 2001.
5.6 Conversion of Deferred Compensation Account Balances. A Non-employee Director’s cash balance in the deferred compensation program as of December 31, 1996 was transferred to an equivalent balance in the Plan as of January 1, 1997. Such balance was equal to the number of shares of TT Stock, including fractions, which could have been purchased with such cash account balance on January 2, 1997 at the mean of the high and low prices of a share of TT Stock on the New York Stock Exchange - Composite Tape on such date, provided that if no sales of shares of TT Stock were made on the New York Stock Exchange on that date, the mean of the high and low prices reported for the preceding day on which sales of shares of TT Stock were made on the New York Stock Exchange.
A Non-employee Director’s balance, as such balance is described in the previous paragraph, shall be credited to the Non-employee Director’s Conversion Account as of January 1, 2001 in units or fractional units. The value of each unit shall be determined each business day and shall equal the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape.
Dividends paid on TT Stock shall be reflected in a Non-employee Director’s Conversion Account by the crediting of additional units or fractional units. Such additional units or fractional units shall equal the value of the dividends based upon the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape on the date such dividends are paid.
5.7 Valuation of Account Balance in Event of Change in Control. In the event of a Change in Control pursuant to Section 6.4, the value of each TT Stock unit deemed to be invested in each TT Stock Account, Supplemental Contribution Account, Conversion Account and Deferred TT Stock Award Account shall be equal to the highest Fair Market Value (as such term is defined in the Company’s Incentive Stock Plan of 1998) of one share of TT Stock during the 60 days preceding the date on which the Change in Control occurs.
In the event of a Change in Control pursuant to Section 6.4, the value of a Participant’s Account Balances for all investment options other than TT Stock shall be determined as of the end of the month during which the Change in Control occurs.
5.8 Changes in Capitalization. If there is any change in the number or class of shares of TT Stock through the declaration of a stock dividend or other extraordinary dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares or in the event of similar corporate transactions, the units in each Participant’s TT Stock Account, Supplemental Contribution Account, Conversion Account and Deferred TT Stock Award Account shall be equitably adjusted to reflect any such change in the number or class of issued shares of TT Stock or to reflect such similar corporate transaction.
5.9 Accounts are Bookkeeping Entries. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the investment options, including TT Stock, are to be used for measurement purposes only, and a Participant’s election of any such investment option, the allocation to his or her Account Balances thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balances shall not be considered or construed in any manner as an actual investment in any such investment option. In the event that the Company or the trustee of the Trust, in its own discretion, decides to invest funds in any or all of the investment options, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balances shall at all times be a bookkeeping entry only and shall not represent any investment made on the Participant’s behalf by the Company or the Trust. The Participant shall at all times remain an unsecured creditor of the Company.
5.10 Mandatory Fee Deferral. Effective July 1, 2003, on each TT Stock quarterly dividend payment date a portion of each Non-employee Director’s Fees equal to $15,000, or such other amount as may from time to time be established by resolution of the Board, shall be deferred and credited to the Deferred TT Stock Award Account of each Non-employee Director.
A Participant’s Deferred TT Stock Award Accounts shall be credited as follows:
(a) On the day the Fees are credited to a Participant’s Deferred TT Stock Award Account, the Company shall credit the Deferred TT Stock Award Account with an amount equal to the Fees that are deferred pursuant to this Section.
(b) All Fees that are deferred pursuant to this Section shall be credited to a Participant’s Deferred TT Stock Award Account in units or fractional units. The value of each unit shall be determined each business day and shall equal the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape. On each date that Fees under this Section are credited to the Participant’s Deferred TT Stock Award Account, the number of units to be credited shall be determined by dividing the amount of such Fees by the value of a unit on such date.
Dividends paid on TT Stock shall be reflected in a Participant’s Deferred TT Stock Award Account by the crediting of additional units or fractional units. Such additional units or fractional units shall equal the value of the dividends based upon the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape on the date such dividends are paid.

SECTION 6

DISTRIBUTION OF ACCOUNTS
6.1 Termination, Retirement and Death. A Participant who terminates as a member of the Board, reaches Retirement or dies shall be paid his or her vested Account Balances (and after his or her death to his or her Beneficiary) in annual installments over ten (10) years beginning as soon as administratively practicable in the year following the Participant’s termination, Retirement or death unless an optional form of benefit payment is elected in accordance with the next sentence. For each Plan Year’s Account Balance the Participant may elect an optional form of benefit payment from among the following:
A lump sum distribution to be paid as soon as administratively practicable in the year following the Participant’s termination, Retirement or death;
Annual installments over five (5) years commencing as soon as administratively practicable in the year following the Participant’s termination, Retirement or death;
Annual installments over fifteen (15) years commencing as soon as administratively practicable in the year following the Participant’s termination, Retirement or death; and
A lump sum distribution which shall be paid as soon as administratively practicable in the year specified by the Participant on the Election Form. Such specified time shall be no less than one (1) year and no more than five (5) years following termination, Retirement or death.
A Participant may elect, on an Election Form, to change the form and/or extend the timing of a distribution under this Section that he or she has previously elected to any other form of distribution or time permitted under this Section, provided that no such election shall be effective unless it is made at least one (1) year before the Participant’s termination, Retirement or death, as applicable.
In the event of the Participant’s termination, Retirement or death prior to the elected date for one or more scheduled distributions pursuant to Section 6.2, the portion of the Participant’s Account Balance associated with such distributions) shall be paid to the Participant (and after his or her death to his or her Beneficiary) in the same form as elected by the Participant under this Section.
Notwithstanding any provision of the Plan to the contrary, if a Participant terminates, has reached Retirement or dies while receiving annual installments pursuant to Section 6.2, such annual installments shall continue to be paid to the Participant (and after his or her death to his or her Beneficiary) in the same manner as if the Participant had not terminated employment, reached Retirement or died.

All distributions under this Section shall be made on a pro rata basis from the Participant’s Account Balances.
6.2 Scheduled Distributions. A Participant may elect, on an Election Form, to receive a distribution of all or a portion of his or her Deferral Account and TT Stock Account with respect to a Plan Year(s) while still a Non-employee Director. A Participant’s election for a distribution under this Section shall be permitted only if the distribution date has been specified on an original Election Form timely filed by the Participant under Section 3.1, and such distribution date (in the event of a lump sum) or the date of commencement of such distribution (in the event of annual installments) is no earlier than two (2) years from the last day of the Plan Year for which the portion of the Deferral Account and TT Stock Account to be distributed was actually deferred. A Participant may elect, on an Election Form, to extend the date for any distribution under this Section with respect to any Plan Year, provided such election occurs at least one year before the date of distribution most recently elected for that Plan Year by the Participant and the extension is for a period of not less than two (2) years after the date of distribution most recently elected for that Plan Year by the Participant. The Participant shall have the right to extend the date for any distribution under this Section for a Plan Year twice.
At the time an election for a distribution under this Section is made, the Participant shall also elect, on the Election Form, the form of payment of the distribution. The Participant shall elect either (i) a lump sum payment to be paid as soon as soon as administratively practicable in the year specified by the Participant on the Election Form or (ii) annual installments over two (2), three (3), four (4) or five (5) years beginning as soon as administratively practicable in the year specified by the Participant on the Election Form.
A Participant may elect, on an Election Form, to change the form of payment for any distribution under this Section for any Plan Year to any other form of payment permitted under this Section, provided such election occurs at least one (1) year before the date of distribution previously elected by the Participant.
All distributions under this Section shall be made on a pro rata basis from the Participant’s Deferral Accounts (and TT Stock Accounts), as applicable.
6.3 Form of Payments. All amounts in a Participant’s Deferral Account and payable to a Participant or Beneficiary under the Plan shall be paid in cash. All amounts in a Participant’s Conversion Account, Supplemental Contribution Account, Deferred TT Stock Award Account, and TT Stock Account and payable to a Participant or Beneficiary under the Plan shall be paid in TT Stock; except that, with respect to any fractional share, such fractional share shall be paid in cash.
All distributions from the Plan that are to be paid in a specified number of annual installments shall be paid so that the amount of each annual installment is determined by dividing the total remaining number of units in the Participant’s Account Balance to be paid in annual installments by the number of years of annual installments remaining.

6.4 Change in Control. In the event of a Change in Control, as defined in this Section, all Account Balances shall be valued pursuant to Section 5.7, and shall be distributed in a lump sum within forty five (45) days following the Change in Control.
For purposes hereof,
(1) “Affiliate” shall mean, when used to indicate a relationship with a specified person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.
(2) “Associate” shall mean, when used to indicate a relationship with a specified person, (a) any corporation, partnership, or other organization of which such specified person is an officer or partner, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified person, or any relative of such spouse who has the same home as such specified person, or who is a Director or officer of the Company or any of its parents or subsidiaries, and (d) any person who is a director, officer, or partner of such specified person or of any corporation (other than the Company or any wholly-owned subsidiary of the Company), partnership or other entity which is an Affiliate of such specified person.
(3) “Beneficial Owner” shall have the same meaning as such term is defined by Rule 13d-3 under the Securities Exchange Act of 1934 (or any successor provision at the time in effect); provided, however, that any individual, corporation, partnership, group, association, or other person or entity which has the right to acquire any of the Company’s outstanding securities entitled to vote generally in the election of directors at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such securities.
(4) “Change in Control” shall mean the occurrence of either of the following:
(a)    any individual, corporation, partnership, group, association or other person or entity, together with its Affiliates and Associates (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company), is or becomes the Beneficial Owner of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless a majority of the Continuing Directors determines in their sole discretion that, for purposes of this Plan, a Change in Control has not occurred;
(b)    the Continuing Directors shall at any time fail to constitute a majority of the members of the Board; or
(c)    any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any sale, lease, exchange or other transfer to any person or entity where the Company owns, directly or indirectly, at least 80 percent of the outstanding voting securities of such person or entity after any such transfer.
(d)    Notwithstanding any provision of this Section 6.4 or any other provision of the Plan to the contrary, none of the transactions contemplated by the Merger Agreement which are undertaken by (i) Ingersoll-Rand Company or its affiliates prior to or as of the Effective Time or (ii) Ingersoll-Rand Company Limited or its affiliates on or after the Effective Time shall trigger, constitute or be deemed a Change in Control. Notwithstanding any other provision of this Section or any other Section of the Plan to the contrary, none of the transactions contemplated by the Scheme of Arrangement under section 99 of the Bermuda Companies Act 1981 (the “Scheme of Arrangement”), pursuant to which the Class A common shares of Ingersoll-Rand Company Limited will be cancelled and the holders of such Class A common shares will receive, on a one-for-one basis, new shares of Ingersoll-Rand plc, a company incorporated and organized under the laws of Ireland (“IR-Ireland”) (or, in the case of any fractional interests in shares, cash), and new common shares of Ingersoll-Rand Company Limited will be issued to IR-Ireland (the “Transaction”) shall trigger, constitute or be deemed a Change in Control.
(5) “Continuing Director” shall mean a Director who either was a member of the Board on April 24, 1998 or who became a member of the Board subsequent to such date and whose election, or nomination for election by the Company’s shareholders, was Duly Approved by the Continuing Directors of the Board at the time of such nomination or election, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board in which such person is named as a nominee for Director, provided, however, that no individual shall be considered a Continuing Director if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-l 1 promulgated under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.
(6) “Duly Approved by the Continuing Directors” shall mean an action approved by the vote of at least a majority of the Continuing Directors then on the Board, except, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board if a vote by all of its members were to have been taken, then such term shall mean an action approved by the unanimous vote of the Continuing Directors then on the Board so long as there are at least three Continuing Directors on the Board at the time of such unanimous vote.
6.5 Taxes; Withholding. To the extent required by law, the Company, or the trustee of the Trust, shall withhold from payments made hereunder an amount equal to at least the minimum taxes required to be withheld by the federal or any state or local government. The amount to be withheld and the manner in which amounts shall be withheld shall be determined in the sole discretion of the Company or the trustee of the Trust.

SECTION 7
BENEFICIARY DESIGNATION

A Participant shall have the right to designate a Beneficiary(ies) to receive the Participant’s Account Balances in the event the Participant dies prior to receiving all of his or her Account Balances. A Beneficiary designation shall be made, and may be amended at any time, by the Participant by filing a written designation with the Secretary of the Company, on such form and in accordance with such procedures as the Company shall establish from time to time. A Participant may change the designated Beneficiary under this Plan at any time by providing such designation in writing to the Secretary of the Company.
If a Participant fails to designate a Beneficiary(ies), or if all designated Beneficiaries predecease the Participant, the Participant’s Beneficiary(ies) shall be deemed to be the Participant’s estate. If the Company is unable to determine a Participant’s Beneficiary or if any dispute arises concerning a Participant’s Beneficiary, the Company may pay benefits to the Participant’s estate. Upon such payment, the Company shall have no further liability hereunder.
If any distribution to a Beneficiary is to be made in annual installments, and the Beneficiary dies before receiving all such installments, the value of the remaining installments, if any, shall be paid to the estate of the Beneficiary in a lump sum.
SECTION 8
AMENDMENT AND TERMINATION OF PLAN
8.1 Amendment. The Plan may, at any time and from time to time, be amended without the consent of any Participant or Beneficiary, by the Board (or an authorized Committee of the Board); provided, however, that no amendment shall reduce any benefits accrued under the terms of the Plan prior to the date of amendment.
8.2 Termination of Plan.
(a) Company’s Right to Terminate. The Board (or an authorized Committee of the Board) may terminate the Plan at any time and for any reason.
(b) Payments Upon Termination. Upon any termination of the Plan under this Section, Fees, Supplemental Contributions and stock awards pursuant to Section 5.4 shall prospectively cease to be deferred and, with respect to all such amounts previously deferred, the Company shall pay to the Participant, in a lump sum, unless otherwise provided by the Board at the time of termination, as soon as administratively practicable, the value of the Participant’s Account Balances.
SECTION 9
MISCELLANEOUS

9.1 Unsecured General Creditor. Benefits under the Plan shall be payable by the Company out of its general funds. The Company shall have the right to establish a reserve or make any investment for the purposes of satisfying its obligations hereunder for payment of benefits at its discretion, provided, however, that no Participant or Beneficiary shall have any interest in such investment or reserve. To the extent that any person acquires a right to receive benefits under this Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the crediting of units to the Participant’s TT Stock Account, Supplemental Contribution Account, Conversion Account or Deferred TT Stock Award Account, except at such time as distribution is actually made from the Participant’s TT Stock Account, Supplemental Contribution Account, Conversion Account or Deferred TT Stock Award Account, as applicable.
9.2 Entire Agreement; Successors. The Plan, including the Election Form and any subsequently adopted amendments to the Plan or Election Form, shall constitute the entire agreement or contract between the Company and any Participant regarding this Plan. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the Company and any Participant relating to the subject, matter hereof, other than those set forth herein. This Plan and any amendment hereof shall be binding on the Company and the Participants and, their respective heirs, administrators, trustees, successors and assigns, including but not limited to, any successors of the Company by merger, consolidation or otherwise by operation of law, and on all designated Beneficiaries of the Participant.
9.3 Non-Assignability. To the extent permitted by law, the right of any Participant or any Beneficiary in any benefit hereunder shall not be subject to attachment or any other legal process for the debts of such Participant or Beneficiary; nor shall any such benefit be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.
9.4 Authorization and Source of Shares. Shares of TT Stock necessary to meet the obligations of the Plan were initially reserved and authorized pursuant to resolutions adopted by the Board of Trane Technologies Company LLC or its predecessor on December 4, 1996, and additional shares of TT Stock shall be reserved and authorized for delivery under the Plan from time to time. These shares of TT Stock may be provided from newly-issued or treasury shares.
9.5 Singular and Plural. As the context may require, the singular may be read as the plural and the plural as the singular.
9.6 Captions. The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
9.7 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of New Jersey.

9.8 Severability. If any provisions of this Plan shall, to any extent, be invalid or unenforceable, the remainder of this Plan shall not be affected thereby, and each provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the Company has caused this amendment and restatement to be executed by its duly authorized representative as of December 21, 2020.

TRANE TECHNOLOGIES PLC
By: /s/ Sara W. Brown
Sara W. Brown
Assistant Secretary